Exhibit 1(g)


            MERRILL LYNCH UTILITIES AND TELECOMMUNICATION FUND, INC.

                              ARTICLES OF AMENDMENT


      MERRILL LYNCH UTILITIES AND TELECOMMUNICATION FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation desires to amend its charter as currently in effect. As of immediately before the amendment to the Corporation's charter described below, the shares of common stock of each Series of the Corporation, par value $.10 per share (the "Common Stock"), are divided into classes having the following designations: Class A Common Stock, Class B Common Stock, Class C Common Stock and Class I Common Stock.

      SECOND: Pursuant to Section 2-605 of the Maryland General Corporation Law, the charter of the Corporation is hereby amended as follows:

            (i) The Class A Common Stock of each Series of the Corporation is hereby redesignated "Investor A Common Stock." The Investor A Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class A Common Stock;

            (ii) The Class B Common Stock of each Series of the Corporation is hereby redesignated "Investor B1 Common Stock." The Investor B1 Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class B Common Stock;

            (iii) The Class C Common Stock of each Series of the Corporation is hereby redesignated "Investor C1 Common Stock." The Investor C1 Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class C Common Stock; and

            (iv) The Class I Common Stock of each Series of the Corporation is hereby redesignated "Institutional Common Stock." The Institutional Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class I Common Stock.

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      THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

      FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FIFTH: As amended hereby, the Corporation's charter shall remain in full force and effect.

      SIXTH: These Articles of Amendment shall be effective as of the 29th day of September, 2006.


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

      IN WITNESS WHEREOF, MERRILL LYNCH UTILITIES AND TELECOMMUNICATION FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the _____ day of ________, 2006.


                                             MERRILL LYNCH UTILITIES AND
                                             TELECOMMUNICATION FUND, INC.


                                             By: ______________________________
                                                 Robert C. Doll, Jr., President

Witness:


______________________________
Alice A. Pellegrino, Secretary

      THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                                 _______________________________
                                                 Robert C. Doll, Jr., President


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